APPENDIX I

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF MOTOROLA

The following table sets forth the name, business address, and principal occupation or employment at the present time for each director and executive officer of Motorola. Unless otherwise noted, each such person is a citizen of the United States. In addition, unless otherwise noted, each such person's business address is 1303 East Algonquin Road, Schaumburg, Illinois 60196.


DIRECTORS OF MOTOROLA

Christopher B. Galvin  Chairman of the Board and Chief Executive
                       Officer, Motorola, Inc.

Robert W. Galvin       Chairman of the Executive Committee, Motorola,
                       Inc.

Robert L. Growney      President and Chief Operating Officer, Motorola,
                       Inc.

Francesco Caio         Chief Executive Officer, Netscalibur.  His
                       Business address is: Via Caldera 21, 20153
                       Milano, Italy.  Mr. Caio is a citizen of Italy.

Ronnie C. Chan         Chairman, Hang Lung Development Group. His
                       business address is: Hang Lung Development
                       Company Limited, 28/F Standard Chartered Bank
                       Building, 4 Des Voeux Road Central, Hong Kong.
                       Mr. Chan is a U.S. citizen residing in Hong
                       Kong.

H. Laurance Fuller     Retired; formerly Co-Chairman of the Board of
                       Directors, BP Amoco, p.l.c. His business address is: Primary Business Center, 1111 E. Warrenville
                       Road, Suite 257, Naperville IL 60563.

Anne P. Jones          Consultant. Her business address is: 5716 Bent
                       Branch Road, Bethesda, MD 20816.

Judy C. Lewent         Executive Vice President and Chief Financial
                       Officer, Merck & Co., Inc. Her business address is: Merck & Co., Inc., One Merck Drive,
                       Whitehouse Station, NJ 08889.

Dr. Walter E. Massey   President of Morehouse College. His business
                       address is: Morehouse College, 830 Westview
                       Drive, SW, Atlanta, GA 30314.

Nicholas Negroponte    Senior Director of the Massachusetts Institute
                       of Technology Media Laboratory. His business address is: Massachusetts Institute of
                       Technology Media Lab, 20 Ames St. E15-210,
                       Cambridge, MA 02139.

John E. Pepper, Jr.    Chairman of the Board of Directors, Procter &
                       Gamble Co. His business address is: Procter &
                       Gamble Co., One Procter & Gamble Plaza,
                       Cincinnati, OH 45202.

Samuel C. Scott III    Chairman and Chief Executive Officer, Corn
                       Products International. His business address is:
                       CPC International, Inc. 6500 Archer Road,
                       Summit-Argo, IL 60501.

Gary L. Tooker         Retired; formerly Chairman of the Board of
                       Motorola, Inc.

B. Kenneth West        Senior Consultant for Corporate Governance to
                       Teachers Insurance and Annuity Association-
                       College Retirement Equities Fund. His business address is: Retired Chairman of the Board, Harris Bankcorp, Inc., 111 W. Monroe (LLW),
                       Chicago, IL 60603.

Dr. John A. White      Chancellor, University of Arkansas. His business
                       address is: University of Arkansas, 425
                       Administration Building, Fayetteville, AR 72701.


EXECUTIVE OFFICERS OF MOTOROLA, INC.
(WHO ARE NOT ALSO DIRECTORS OF MOTOROLA)

Keith J. Bane               Executive Vice President and President,
                            Global Strategy and Corporate Development.

Robert L. Barnett           Executive Vice President and President,
                            Commercial, Government and Industrial
                            Systems Sector.

Edward Breen                Executive Vice President and President,
                            Networks Sector.

Glenn A. Gienko             Executive Vice President and Motorola
                            Director of Human Resources.

Joseph M. Guglielmi         Executive Vice President and President,
                            Global Customer Solutions Operations.

Bo Hedfors                  Executive Vice President and President,
                            Global Telecom Solutions Sector.  Mr.
                            Hedfors is a citizen of Sweden.

Carl F. Koenemann           Executive Vice President and Chief
                            Financial Officer.

Ferdinand C. Kuznik         Executive Vice President and President,
                            Motorola Europe, Middle East and Africa.

A. Peter Lawson             Executive Vice President, General Counsel
                            and Secretary.

Thomas J. Lynch             Executive Vice President and President,
                            Integrated Electronic Systems Sector.

Dennis A. Roberson          Senior Vice President and Chief Technology
                            Officer.

David E. Robinson           Executive Vice President and President,
                            Broadband Communications Sector.

Fred (Theodore) A. Shlapak  Executive Vice President and President,
                            Semiconductor Products Sector.

C. D. Tam                   Executive Vice President and President,
                            Asia Pacific Region. Mr. Tam is a citizen of Hong Kong and a permanent resident of the United States.

Mike S. Zafirovski          Executive Vice President and President,
                            Personal Communications Sector.